SLM Student Loan Trust 2000-4 Quarterly Servicing Report

Collection Period 04/01/2005 - 06/30/2005 Distribution Date 07/25/2005

Indenture Trustee: Deutsche Bank

I. Deal Parameters

A	Student Loan Portfolio Characteristics		09/26/2000	03/31/2005	06/30/2005

	Principal Balance		$1,983,787,856.25	$494,709,569.11	$428,341,807.97
	Interest to be Capitalized Balance		18,630,204.50	2,446,887.40	1,864,477.50

	Pool Balance		$2,002,418,060.75	$497,156,456.51	$430,206,285.47
	Specified Reserve Account Balance		5,006,045.00	- N/A -	- N/A -

	Adjusted Pool (1)		$2,007,424,105.75	$497,156,456.51	$430,206,285.47

	Weighted Average Coupon (WAC)		8.45%	4.02%	4.02%
	Weighted Average Remaining Term		111.46	89.95	88.34
	Number of Loans		643,799	208,667	187,292
	Number of Borrowers		279,413	97,522	88,398

	Since Issued CPR			16.83%	18.50%

(1)	The Specified Reserve Account balance is included in the Adjusted Pool until the Pool Balance is less than 40% of the original pool.

B	Debt Securities	Cusip/Isin	04/25/2005		07/25/2005

	A1	78442GCH7	$—		$—
	A2	78442GCJ3	$425,249,456.51		$358,299,285.47
	B	78442GCK0	$71,907,000.00		$71,907,000.00

C	Account Balances		04/25/2005		07/25/2005

	Reserve Account Balance		$2,002,418.00		$2,002,418.00

D	Asset/Liability		04/25/2005		07/25/2005

	Adjusted Pool Balance		$497,156,456.51		$430,206,285.47
	Total Notes		$497,156,456.51		$430,206,285.47
	Difference		$—		$—

	Parity Ratio		1.00000		1.00000

II. Trust Activity 04/01/2005 through 06/30/2005

A	Student Loan Principal Receipts
	Borrower Principal	15,417,978.55
	Guarantor Principal	6,260,334.71
	Consolidation Activity Principal	46,655,230.10
	Seller Principal Reimbursement	12,033.84
	Servicer Principal Reimbursement	2,216.34
	Rejected Claim Repurchased Principal	18,340.67
	Other Principal Deposits	7,809.60

	Total Principal Receipts	$68,373,943.81

B	Student Loan Interest Receipts
	Borrower Interest	2,038,591.90
	Guarantor Interest	266,431.26
	Consolidation Activity Interest	362,233.48
	Special Allowance Payments	1,933,789.00
	Interest Subsidy Payments	510,994.74
	Seller Interest Reimbursement	3,569.75
	Servicer Interest Reimbursement	30,245.57
	Rejected Claim Repurchased Interest	1,696.63
	Other Interest Deposits	300,613.75

	Total Interest Receipts	$5,448,166.08

C	Interest Rate Swap Proceeds	$—

D	Investment Income	$368,310.82

E	Funds Borrowed from Next Collection Period	$—

F	Funds Repaid from Prior Collection Period	$—

G	Loan Sale or Purchase Proceeds	$—

H	Initial Deposits to Collection Account	$—

I	Other Deposits	$221,091.70

	Less: Funds Previously Remitted:
	Servicing Fees	$(726,890.41)
	Consolidation Loan Rebate Fees	$—

	Total Funds Previously Remitted	$(726,890.41)

J	AVAILABLE FUNDS	$73,684,622.00

K	Non-Cash Principal Activity During Collection Period	$(2,006,182.67)

L	Non-Reimbursable Losses During Collection Period	$512.93

M	Aggregate Purchased Amounts by the Depositor, Servicer or Seller	$26,668.81

N	Aggregate Loan Substitutions	$—

Trust 2000-4 Quarterly Servicing Report: Collection Period 04/01/2005 — 06/30/2005, Distribution Date 07/25/2005

III. 2000-4 Portfolio Characteristics

		06/30/2005				03/31/2005
		WAC	# Loans	Principal	% of Principal	WAC	# Loans	Principal	% of Principal
INTERIM:	IN SCHOOL	3.73%	885	$2,732,421.68	0.638%	3.71%	1,530	$4,965,332.09	1.004%

	GRACE	3.75%	454	$1,420,600.45	0.332%	3.66%	287	$821,720.56	0.166%

	DEFERMENT	3.60%	24,028	$65,480,308.88	15.287%	3.60%	28,669	$78,987,081.01	15.966%

REPAYMENT:	CURRENT	4.10%	116,432	$221,121,958.54	51.623%	4.10%	127,049	$251,910,165.47	50.921%

	31-60 DAYS DELINQUENT	4.11%	7,675	$19,766,289.13	4.615%	4.16%	8,264	$22,820,175.97	4.613%

	61-90 DAYS DELINQUENT	4.09%	4,402	$12,154,606.16	2.838%	4.14%	4,784	$14,449,349.42	2.921%

	91-120 DAYS DELINQUENT	4.03%	3,056	$8,699,440.48	2.031%	4.04%	2,883	$9,012,265.15	1.822%

	> 120 DAYS DELINQUENT	4.09%	9,520	$29,323,611.55	6.846%	4.11%	10,244	$31,328,592.85	6.333%

	FORBEARANCE	4.11%	19,406	$63,457,280.07	14.815%	4.08%	23,257	$75,810,174.87	15.324%

	CLAIMS IN PROCESS	4.20%	1,421	$4,159,643.19	0.971%	4.13%	1,692	$4,584,024.86	0.927%

	AGED CLAIMS REJECTED	3.89%	13	$25,647.84	0.006%	3.68%	8	$20,686.86	0.004%

TOTAL			187,292	$428,341,807.97	100.00%		208,667	$494,709,569.11	100.00%

*	Percentages may not total 100% due to rounding

Trust 2000-4 Quarterly Servicing Report: Collection Period 04/01/2005 — 06/30/2005, Distribution Date 07/25/2005

IV. 2000-4 Portfolio Characteristics (cont’d)

	06/30/2005	03/31/2005
Pool Balance	$430,206,285.47	$497,156,456.51
Total # Loans	187,292	208,667
Total # Borrowers	88,398	97,522
Weighted Average Coupon	4.02%	4.02%
Weighted Average Remaining Term	88.34	89.95
Non-Reimbursable Losses	$512.93	$3,786.94
Cumulative Non-Reimbursable Losses	$2,199,465.12	$2,198,952.19
Since Issued CPR	18.50%	16.83%
Loan Substitutions	$—	$—
Cumulative Loan Substitutions	$—	$—
Rejected Claim Repurchases	$20,037.30	$12,971.59
Cumulative Rejected Claim Repurchases	$690,778.18	$670,740.88
Cumulative Claims Filed	$96,757,938.10	$89,805,185.49
Unpaid Primary Servicing Fees	$—	$—
Unpaid Administration Fees	$—	$—
Unpaid Carryover Servicing Fees	$—	$—
Note Principal Shortfall	$—	$—
Note Interest Shortfall	$—	$—
Unpaid Interest Carryover	$—	$—
Borrower Interest Accrued	$3,963,669.96	$4,440,300.53
Interest Subsidy Payments Accrued	$455,120.14	$499,078.78
Special Allowance Payments Accrued	$2,062,146.73	$1,928,732.40

Trust 2000-4 Quarterly Servicing Report: Collection Period 04/01/2005 — 06/30/2005, Distribution Date 07/25/2005

V. 2000-4 Portfolio Statistics by School and Program

A	LOAN TYPE	WAC	# LOANS	$ AMOUNT	% *

	- GSL - Subsidized	4.01%	126,393	$257,319,204.56	60.073%
	- GSL - Unsubsidized	3.78%	49,095	127,941,575.28	29.869%
	- PLUS Loans	4.60%	8,608	32,653,600.20	7.623%
	- SLS Loans	5.35%	3,196	10,427,427.93	2.434%
	- Consolidation Loans	0.00%	0	0.00	0.000%

	Total	4.02%	187,292	$428,341,807.97	100.000%

B	SCHOOL TYPE	WAC	# LOANS	$ AMOUNT	% *

	- Four Year	4.03%	147,129	$358,592,316.78	83.716%
	- Two Year	3.90%	27,314	47,153,392.82	11.008%
	- Technical	4.03%	12,849	22,596,098.37	5.275%
	- Other	0.00%	0	0.00	0.000%

	Total	4.02%	187,292	$428,341,807.97	100.000%

C	Student Loan Rate Calculation

	Borrower Interest Accrued			3,963,669.96
	Interest Subsidy Payments Accrued			$455,120.14
	Special Allowance Payments Accrued			$2,062,146.73
	Investment Income			$368,310.82

	Net Expected Interest Collections			$6,849,247.65
	Accrual Daycount Fraction			0.252777778
	Primary Servicing Fee			$1,069,689.72
	Admin Fee			$20,000.00
	Swap Fees			$12,566.99
	Pool Balance at Beginning of Collection Pd			$497,156,456.51
	Student Loan Rate			4.57308%

*     Percentages may not total 100% due to rounding.

Trust 2000-4 Quarterly Servicing Report: Collection Period 04/01/2005 — 06/30/2005, Distribution Date 07/25/2005

VI. 2000-4 Waterfall for Distributions

			Remaining
		Paid	Funds Balance
Total Available Funds			$73,684,622.00
A	Primary Servicing Fee	$342,799.31	$73,341,822.69
B	Administration Fee	$20,000.00	$73,321,822.69
C	Swap Fees	$12,566.99	$73,309,255.70
D	Class A Noteholders’ Interest Distribution Amount	$3,569,465.15	$69,739,790.55
E	Class B Noteholders’ Interest Distribution Amount	$674,462.35	$69,065,328.20
F	Class A Noteholders’ Principal Distribution Amount	$66,950,171.04	$2,115,157.16
G	Class B Noteholders’ Principal Distribution Amount	$—	$2,115,157.16
H	Reserve Account Reinstatement	$—	$2,115,157.16
I	Swap Payment Reimbursement	$—	$2,115,157.16
J	Carryover Servicing Fee	$—	$2,115,157.16
K	Excess Distribution	$2,115,157.16	$—

Trust 2000-4 Quarterly Servicing Report: Collection Period 04/01/2005 — 06/30/2005, Distribution Date 07/25/2005

VII. 2000-4 Distributions

A	Note Distribution Amounts	A2	B

	Cusip/Isin	78442GCJ3	78442GCK0
	Beginning Balance	$425,249,456.51	$71,907,000.00
	Index	LIBOR	LIBOR
	Spread/Fixed Rate	0.16%	0.55%
	Record Date	1 NEW YORK BUSINESS DAY	1 NEW YORK BUSINESS DAY
	Accrual Period Begin	04/25/2005	04/25/2005
	Accrual Period End	07/25/2005	07/25/2005
	Daycount Fraction	0.25277778	0.25277778
	Interest Rate	3.32063%	3.71063%
	Accrued Interest Factor	0.008393815	0.009379648
	Current Interest Due	$3,569,465.15	$674,462.35
	Interest Shortfall from Prior Period Plus Accrued Interest	$—	$—
	Total Interest Due	$3,569,465.15	$674,462.35
	Interest Paid	$3,569,465.15	$674,462.35
	Interest Shortfall	$—	$—
	Carryover Interest Shortfall from Prior Period Plus Accrued Interest	$—	$—
	Current Interest Carryover Due	$—	$—
	Interest Carryover Paid	$—	$—
	Unpaid Interest Carryover	$—	$—
	Principal Paid	$66,950,171.04	$—
	Ending Principal Balance	$358,299,285.47	$71,907,000.00
	Paydown Factor	0.096801259	0.000000000
	Ending Balance Factor	0.518054271	1.000000000

Trust 2000-4 Quarterly Servicing Report: Collection Period 04/01/2005 — 06/30/2005, Distribution Date 07/25/2005

VII. 2000-4 Distributions (contd)

B	Interest Rate Swaps

		A2	B

	Student Loan Rate	4.57308%	4.57308%
	Interest Rate Excess Over Student Loan Rate	0.00000%	0.00000%

	Swap Counterparty	GOLDMAN SACHS MITSUI MARINE DP	GOLDMAN SACHS MITSUI MARINE DP
	Swap Notional	$89,653,641.92	$35,953,500.00
	Swap Payments Due Trust	$—	$—
	Swap Fee Pay Rate	0.01000%	0.01000%
	Swap Fees Due Counterparty	$2,266.24	$908.82
	Swap Fees Paid Counterparty	$2,266.24	$908.82
	Swap Payment Reimbursement Due Counterparty	$—	$—
	Swap Payment Reimbursement Paid Counterparty	$—	$—

	Swap Counterparty	JP MORGAN CHASE	JP MORGAN CHASE
	Swap Notional	$89,653,641.92	$35,953,500.00
	Swap Payments Due Trust	$—	$—
	Swap Fee Pay Rate	0.01000%	0.01000%
	Swap Fees Due Counterparty	$2,266.24	$908.82
	Swap Fees Paid Counterparty	$2,266.24	$908.82
	Swap Payment Reimbursement Due Counterparty	$—	$—
	Swap Payment Reimbursement Paid Counterparty	$—	$—

	Swap Counterparty	MERRILL LYNCH CAPITAL SERVICES	MERRILL LYNCH CAPITAL SERVICES
	Swap Notional	$245,942,172.67	$—
	Swap Payments Due Trust	$—	$—
	Swap Fee Pay Rate	0.01000%	0.00000%
	Swap Fees Due Counterparty	$6,216.87	$—
	Swap Fees Paid Counterparty	$6,216.87	$—
	Swap Payment Reimbursement Due Counterparty	$—	$—
	Swap Payment Reimbursement Paid Counterparty	$—	$—

Trust 2000-4 Quarterly Servicing Report: Collection Period 04/01/2005 — 06/30/2005, Distribution Date 07/25/2005

VIII. 2000-4 Reconciliations

A	Principal Distribution Reconciliation
	Prior Adjusted Pool Balance	$497,156,456.51
	Current Adjusted Pool Balance	$430,206,285.47
	Current Principal Due	$66,950,171.04
	Principal Shortfall from Previous Collection Period	$—
	Principal Distribution Amount	$66,950,171.04

	Principal Paid	$66,950,171.04
	Principal Shortfall	$—

B	Reserve Account Reconciliation
	Beginning Period Balance	$2,002,418.00
	Reserve Funds Utilized	0.00
	Reserve Funds Reinstated	0.00
	Excess Distribution Deposit	2,115,157.16

	Balance Available	$4,117,575.16
	Required Reserve Acct Balance	$2,002,418.00
	Release to Excess Distribution Certificateholder	$2,115,157.16
	Ending Reserve Account Balance	$2,002,418.00

Page 9 of 9	Trust 2000-4 Quarterly Servicing Report: Collection Period 04/01/2005 - 06/30/2005, Distribution Date 07/25/2005